SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 13, 2001
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Date of Report (Date of earliest event reported)

PepsiCo, Inc.
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(Exact name of registrant as specified in its charter)

North Carolina
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(State or other jurisdiction of incorporation)

1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (914) 253-2000

Item 5.	Other Information
The information in Exhibit 99.1 is incorporated herein by reference.
This release contains certain “forward looking” statements. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements include statements about future benefits of the merger between PepsiCo, Inc. (“PepsiCo”) and The Quaker Oats Company (“Quaker Oats”). Factors that could cause actual results to differ materially from those described herein include: the inability to successfully integrate the businesses of PepsiCo and Quaker Oats; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; and the general economic environment. For a review of other risk factors, please refer to our statements filed at the Securities and Exchange Commission. PepsiCo is not under any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits
99.1	Press Release issued by PepsiCo, Inc. dated August 13, 2001.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2001	PepsiCo, Inc.

By:	/S/ LAWRENCE F. DICKIE
Lawrence F. Dickie
Vice President,
Associate General Counsel
and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description	Page
99.1	Press Release issued by PepsiCo, Inc. dated August 13, 2001.	5

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